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                                                                    Exhibit 99.8
                                                                    ------------

THIS CERTIFICATE AND AGREEMENT IS INTENDED TO PRESENT ONLY A SUMMARY OF THE CORPORATION'S 1993 STOCK OPTION PLAN (THE "PLAN") AND THE TERMS APPLICABLE TO THE STOCK OPTION EVIDENCED HEREBY. TO THE EXTENT THAT THERE IS ANY CONFLICT BETWEEN THE TERMS HEREOF AND THOSE OF THE PLAN, THE TERMS OF THE PLAN SHALL CONTROL.


No.  R2999-9                                                 Option to Purchase

Date of Grant 2/9/99                                         1,000,000 Shares


                             MANDALAY RESORT GROUP

             Non-Qualified Stock Option Certificate and Agreement
             ----------------------------------------------------

     THIS IS TO CERTIFY THAT, pursuant to paragraph 3.1 of the 1993 Stock Option Plan (the "Plan") of MANDALAY RESORT GROUP (the "Corporation"), Michael S. Ensign (the "Optionee") is granted, subject to the terms and conditions of the Plan and subject to the terms and conditions of this Certificate and Agreement (the "Certificate"), and as of the date of grant set forth above (the "Date of Grant"), the right and option to purchase from the Corporation at the per share price or prices set forth below, payable in the manner specified in paragraph 1(b) hereof, a total of 1,000,000 shares of the Common Stock of the Corporation (the "Stock"), such option to be exercisable according to the following schedule:

                                  Per Share
                                   Exercise
       Number of Shares             Price               Exercise Period
       ----------------           ---------             ---------------

          333,333                  $13.00            2/9/00 through 2/9/09

          333,333                  $13.00            2/9/01 through 2/9/09

          333,334                  $13.00            2/9/02 through 2/9/09
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     The option evidenced by this Certificate (the "Option") is intended to be a non-statutory option not constituting an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     1.   Additional Terms and Conditions. The Option is subject to the
          -------------------------------
following additional terms and conditions:

          (a)  Time and Manner of Exercise. Except as otherwise provided in this
               ---------------------------
paragraph 1(a), the Option, to the extent the same is exercisable in accordance with the foregoing schedule, is exercisable in whole or in part at any time or from time to time until the expiration or termination of its term in accordance with paragraph 1(c) hereof (or the expiration of the applicable exercise period(s) specified in the foregoing schedule, if earlier than the Option termination date) by giving written notice, signed by the Optionee, to the Corporation (to the attention of the Corporation's Corporate Secretary) stating the number of shares of Stock with respect to which the Option is being exercised, accompanied by payment in full of the Option's exercise price for the number of shares of Stock to be purchased. The date both such notice and payment are received by the office of the Secretary of the Corporation shall be the date of exercise of the Option as to such number of shares. Notwithstanding any provision to the contrary, (i) at no time may the Option be exercised for less than one hundred (100) shares of Stock unless the number of shares to be acquired by exercise of the Option is the total number then purchaseable under the Option, and (ii) the Option may not at any time be exercised with respect to a fractional share.

          (b)  Payment of Exercise Price.  The exercise price for the Option,
               -------------------------
and any amount required to be withheld as provided in paragraph 1(f) hereof, may be paid:

               (i) In the United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Corporation; or

               (ii) By delivery by the Optionee to the Corporation of whole shares of Stock having an aggregate Fair Market Value (as defined in paragraph
2.1 of the Plan) on the date of payment equal to the aggregate of the exercise price of the Stock as to which the Option is then being exercised or by the withholding of whole shares of Stock having such Fair Market Value upon the exercise of the Option; or

               (iii)  By a combination of both (i) and (ii) above.

     The Committee (as defined in paragraph 2.1 of the Plan) may, in its discretion, impose limitations, conditions and prohibitions on the use by the Optionee of Stock to pay the exercise price for the Option. If the Fair Market Value of the number of whole shares of Stock transferred or the number of whole shares of Stock withheld (in either case, determined as of the date of exercise) is less than the total exercise price, the shortfall must be paid in cash.
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     (c)  Term of the Option.  The Option shall expire on February 9, 2009, but
          ------------------
shall be subject to earlier termination as follows:

          (i) In the event the Optionee's employment by, or relationship with, the Corporation shall terminate for any reason other than those reasons specified in subparagraphs (ii), (iii), (iv) or (v) hereof while the Optionee holds the Option, then all rights of any kind under the Option which shall not have previously lapsed or terminated shall expire immediately.

          (ii) If the Optionee's employment by, or relationship with the Corporation or its Subsidiaries (as defined in paragraph 2.1 of the Plan) shall terminate as a result of the Optionee's total disability (as defined in paragraph 3.7(b) of the Plan), the Option (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by the Optionee for a period of six months after termination unless the Option expires earlier by its terms.

          (iii) In the event of the death of the Optionee, the Option (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Stock subject thereto (whether or not exercisable to that extent at the time of death) by the executor or administrator of the Optionee's estate or by the person or persons to whom the deceased Optionee's rights thereunder shall have passed by will or by the laws of descent or distribution, and shall remain so exercisable for a period of six months after the Optionee's death unless the Option expires earlier by its terms.

          (iv) If the Optionee's employment by the Corporation shall terminate by reason of the Optionee's retirement in accordance with Corporation policies, the Option (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by the Optionee for a period of three months after termination, unless the Option expires earlier by its terms.

          (v) In the event the Corporation terminates the employment of the Optionee who at the time of such termination was an officer of the Corporation and had been continuously employed by the Corporation during the five year period immediately preceding such termination, for any reason except "good cause" (as defined in paragraph 3.7(e) of the Plan) and except upon the Optionee's death, total disability or retirement in accordance with Corporation policies, the Option (which has not previously lapsed or terminated and which has been held by the Optionee for more than six months prior to such termination) shall immediately become fully exercisable as to the total number of shares of Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable for a period of three months after such termination unless the Option expires earlier by its terms.

     (d)  Restrictions on Transferability.  The Option shall not be transferable
          -------------------------------
except by will or the laws of descent and distribution, and shall not be exercisable during the Optionee's lifetime by any person other than the Optionee or his guardian or legal representative.
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          (e)  Limitation of Rights.  Neither the Optionee nor the Optionee's
               --------------------
successor or successors in interest shall have any rights as a stockholder of the Corporation with respect to any shares of Stock subject to the Option until the date of issuance of a stock certificate for such shares of Stock.

          (f)  Tax Withholding.  The Committee shall be entitled, in accordance
               ---------------
with the provisions of paragraph 4.3 of the Plan, to withhold, or require the Optionee to remit to the Corporation, an amount sufficient to satisfy any withholding or other tax due with respect to any shares of Stock issuable pursuant to the Option.

          (g)  Limitation as to Employment.  Neither the Plan, nor the granting
               ---------------------------
of the Option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue as an employee of the Corporation or any "Subsidiary" as defined in the Plan for any period of time or at any particular rate of compensation.

          (h)  Capital Adjustments.  In the event of changes to the outstanding
               -------------------
shares of Stock of the Corporation through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Corporation, an appropriate and proportionate adjustment shall be made in the number and kind of shares and/or the exercise price per share of the Option (or any unexercised portion thereof). Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Corporation, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which the Option may or may not be exercised or the stated expiration date thereof. Adjustments or changes under paragraph 4.1 of the Plan shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding and conclusive.

               (i)  No Obligation to Exercise Option.  The Optionee shall be
                    --------------------------------
under no obligation to exercise the Option in whole or in part.

     2.  Authority of the Committee.  The Committee shall have full authority to
         --------------------------
interpret the terms of the Plan and this Certificate. The decision of the Committee on any such matter of interpretation or construction shall be final, binding and conclusive.

     3.  Investment Representation.  Upon the exercise of all or any part of the
         -------------------------
Option, the Committee may require the Optionee to furnish to the Corporation an agreement (in such form as the Committee may specify) in which the Optionee shall represent that the shares of Stock to be acquired by exercise of the Option are to be acquired for the Optionee's own account for investment and not with a view to the sale or distribution thereof.

     4.  Optionee Bound by the Plan, etc.  The Optionee hereby acknowledges
         -------------------------------
receipt of a copy of the Plan, agrees to be bound by all the terms and provisions thereof, and understands that in the event of any conflict between the terms of the Plan and of this Certificate, the terms of the Plan shall control.
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     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the Chairman of the Board this 27th day of November, 2001.

                                    MANDALAY RESORT GROUP


                                    By: /s/ Michael S. Ensign
                                        ---------------------------------
                                            Chairman of the Board

The Optionee agrees to hold the Option subject to the terms and conditions set forth in this Certificate.


                                    /s/ Michael S. Ensign
                                    -------------------------------------
                                          Signature of Optionee